UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2016, Farmer Bros. Co., a Delaware corporation (the "Company"), issued an earnings release announcing its financial results for the second quarter ended December 31, 2015. A copy of the earnings release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The Company will host an investor conference call at 5:00 p.m. Eastern time (4:00 p.m. Central time) on February 5, 2016, to review the Company’s results for the second quarter ended December 31, 2015.  The call will be open to all interested investors through a live audio web broadcast via the Internet at—http://edge.media-server.com/m/p/rjvnpfon—and at the Company’s website www.farmerbros.com under “Investor Relations.”  The call also will be available to investors and analysts by dialing (844) 423-9890. The passcode/ID is 31083663 within the U.S. and Canada.
The webcast replay will be available approximately two hours after the end of the live webcast and will be available for approximately 30 days on the Investor Relations section of the Farmer Bros. Co. website.
Item 7.01. Regulation FD Disclosure.
The information set forth in Item 2.02 above is hereby incorporated herein by reference.
As provided in General Instruction B.2. of Form 8-K, the information and exhibit furnished pursuant to Item 2.02 and 7.01 of this report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing. In addition, the exhibit furnished herewith contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Earnings Release of Farmer Bros. Co. dated February 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Release of Farmer Bros. Co. dated February 5, 2016.